SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2017

MUELLER WATER PRODUCTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0001-32892	20-3547095
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 206-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of December 27, 2017, Mueller Water Products, Inc. (the “Corporation”) amended its existing Employment Agreement with Marietta Edmunds Zakas, Executive Vice President, Strategy, Corporate Development and Communications of the Corporation (the “Amended Agreement”). Ms. Zakas’ Amended Agreement was entered into in connection with her new position as Executive Vice President and Chief Financial Officer of the Corporation, effective January 1, 2018, as previously announced by the Corporation. The Amended Agreement for Ms. Zakas increases her base salary to $375,000 per year, with a target annual incentive award of 70% of her base salary and a target long-term incentive award of $600,000.

The above summary is qualified in its entity by reference to the Amended Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

In addition, on December 27, 2017, Keith L. Belknap, Executive Vice President, Business Development, General Counsel, Corporate Secretary and Chief Compliance Officer of the Corporation, notified the Corporation that he will step down to pursue other opportunities, effective January 5, 2018. Mr. Belknap’s decision was not related to any disagreement with the Corporation. The Corporation plans to engage an executive search firm to identify a successor to Mr. Belknap.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits:

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement of Marietta Edmunds Zakas, dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER WATER PRODUCTS, INC.

Date: December 28, 2017	By:	/s/ Keith L. Belknap
Keith L. Belknap Executive Vice President, General Counsel and Corporate Secretary